Exhibit 10.1

Conversion Notice

Reference is made to the Convertible Note issued by Boreal Water Collection, Inc. (the "Note"), dated May 25, 2014 in the principal amount of $76,256.21 with 12% interest. This note currently holds a principal balance of $76,256.21 and accrued interest in the amount of $6,016.93. The features of conversion stipulate a Conversion Price means a 45% discount to the average of the three (3) lowest trading prices on the previous twenty (20) trading days to the date of Conversion, pursuant to the provisions held forth in Section 2(a)(2) of the Note.

In accordance with and pursuant to the Note, the undersigned hereby elects to convert $18,621.49 of the principal and interest balance of the Note, indicated below into shares of Common Stock (the "Common Stock"), of the Company, by tendering the Note specified as of the date specified below.

Date of Conversion: January 20, 2015

Please confirm the following information:

Conversion Amount: $18,621.49

Conversion Price: $0.001118 (45% discount from $0.00203)

Number of Common Stock to be issued: 16,651,113

Current Issued/Outstanding: 339,818,635

Please issue the Common Stock into which the Note is being converted in the name of the Holder of the Note and transfer the shares electronically, where possible, to:

Broker Name: Halcyon Cabot Partners, Ltd. DTC#: 0052

Account Name: JSJ Investments Inc.

Account#: 49154823

If Issuer is not DWAC Eligible, please email joegurba@gmail.com for mailing instructions.

Holder Authorization:

JSJ Investments Inc.

6060 North Central Expressway, Suite 500 *Do not send certificates to this address

Dallas, TX 75206

888-503-2599

Tax ID: 20-2122354

/s/ Sameer Hirji

Sameer Hirji, President

January 20, 2015

PLEASE BE ADVISED, pursuant to Section 2(e)(2) of the Note, “Upon receipt by the Company of a copy of the Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Conversion Notice, SEND, VIA EMAIL, FACSIMILE OR OVERNIGHT COURIER, A CONFIRMATION OF RECEIPT OF SUCH CONVERSION NOTICE TO SUCH HOLDER INDICATING THAT THE COMPANY WILL PROCESS SUCH CONVERSION NOTICE IN ACCORDANCE WITH THE TERMS HEREIN. Within two (2) Business Days after the date of the Conversion Confirmation, the Company shall have issued and electronically transferred the shares to the Broker indicated in the Conversion Notice; should the Company be unable to transfer the shares electronically, they shall, within two (2) Business Days after the date of the Conversion Confirmation, have surrendered to FedEx for delivery the next day to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled.”